Exhibit 99.1

iCAD REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2021

Launched ProFound AI® Risk, the world’s first clinical decision support tool for short term breast cancer risk estimation

Demonstrated compelling survival data for the use of Xoft® Brain IORT in recurrent glioblastoma (GBM) as published in Surgical Neurology International

-    Company to Host Conference Call & Webcast Today at 4:30 PM ET    -

NASHUA, N.H. – February 28, 2022 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three and 12 months ended December 31, 2021.

Revenues for the three-month and 12-month periods ended December 31, 2021 were $7.8 million and $33.6 million, respectively, compared to $10.5 million and $29.7 million in the three- and 12-month periods ended December 31, 2020, respectively. Net loss for the three-month and 12-month periods ended December 31, 2021, were $4.1 million and $11.2 million, respectively, compared to $1.6 million and $17.6 million in the three- and 12-month periods ended December 31, 2020, respectively.

Recent Highlights:

•	Accelerated the adaptation of commercial operations to evolving market trends in order to maximize access to iCAD’s large addressable markets

•	Reorganized the sales functions to address marketplace changes

•

Appointed Dana Brown and Timothy Norris, who each offer significant insight and decades of relevant experience in corporate leadership, brand stewardship, and health technologies, as well as proven track records of leading innovation and strategic change, to the Board of Directors

•	Signed a global distribution agreement with Arterys, the world’s leading vendor-neutral AI platform, to launch Arterys’ AI SaaS solution

•	Granted an Authorization to Operate from the U.S. Department of Defense for its breast AI platform

“As it affected many segments of the global economy, the surge in the Omicron variant in December had a negative impact on our customers in the fourth quarter,” said Stacey Stevens, incoming CEO. “Customer focus on surging COVID-19 infection rates, severe staffing shortages and resource limitations made the processing of new purchase orders challenging, resulting in the postponement of several, larger enterprise deals in the quarter. The effects of this recent variant were also felt within our own team, as approximately 1/3 of our global sales staff was afflicted with COVID-19 in December.”

“Two months into 2022, we are encouraged to see some gradual improvements in the market,” continued Stevens. “As the Omicron surge is subsiding, we are seeing customers beginning to focus more on non-COVID related business decisions.”

“We are currently at an important and exciting inflection point in the Company from both a product and operational perspective,” said Stevens. “We have a robust portfolio of superior technologies for the detection, risk assessment, and treatment of breast and other cancers and we are operating in large, under-penetrated markets with superior clinical and economic value propositions that are making a major contribution towards better patient care.”

“A key theme for us this year is the focus on driving increased revenue and growth from our existing portfolio of leading solutions. To this end, we are enhancing our commercial sales infrastructure, sharpening our focus to maximize our access to the entirety of our large addressable market, and helping customers to adopt our technologies more flexibly,” concluded Stevens.

Fourth Quarter 2021 Financial Results

Total Detection and Therapy revenue for the fourth quarter of 2021 was $7.8 million, a decrease of $2.6 million, or 25%, as compared to the fourth quarter of 2020, reflecting a 38% decline in product revenue, offset by 10% growth in service and supplies revenue.

In $000’s

	Three months ended December 31,
	2021	2020	$ Change	% Change
Product revenue	$4,762	$7,683	$(2,921)	(38)%
Service and supplies revenue	3,046	2,768	278	10%

Total Revenue	$7,808	$10,451	$(2,643)	(25)%

Revenue: Cancer Detection revenue for the fourth quarter of 2021, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, decreased by approximately $2.6 million, or 32%, as compared to the fourth quarter of 2020. Therapy revenue for the fourth quarter of 2021, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, decreased by $0.04 million, or 1%, as compared to the fourth quarter of 2020.

In $000’s

	Three months ended December 31,
	2021	2020	$ Change	% Change
Detection revenue
Product revenue	$3,882	$6,600	$(2,718)	(41)%
Service and supplies revenue	1,622	1,512	110	7%

Detection Revenue	$5,504	$8,112	$(2,608)	(32)%

Therapy revenue
Product revenue	$880	$1,083	$(203)	(19)%
Service and supplies revenue	1,424	1,256	168	13%

Therapy Revenue	$2,304	$2,339	$(35)	(1)%

Total Revenue	$7,808	$10,451	$(2,643)	(25)%

Gross Profit: Gross profit for the fourth quarter of 2021 was $ 5.7 million, or 73% of revenue, as compared to $ 7.5 million, or 71% of revenue, in the fourth quarter of 2020.

Operating Expenses: Total operating expenses for the fourth quarter of 2021 were $ 9.9 million, a $0.9 million, or 10%, increase from $ 9.0 million in the fourth quarter of 2020.

GAAP Net Loss: Net loss for the fourth quarter of 2021 was ($4.1) million, or ($0.17) per diluted share, as compared to a net loss of ($1.6) million, or ($0.07) per diluted share, for the fourth quarter of 2020.

Non-GAAP Adjusted Net Loss: Non-GAAP adjusted net loss, a non-GAAP financial measure as defined below, for the fourth quarter of 2021 was ($4.1) million, or ($0.17) per diluted share, as compared to a non-GAAP adjusted net loss of ($1.4) million, or ($0.06) per diluted share, for the fourth quarter of 2020. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended December 31, 2021 and 2020, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the fourth quarter of 2021 was a loss of ($3.3) million, a $2.4 million increase as compared to the fourth quarter 2020 non-GAAP adjusted EBITDA loss of ($0.9) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended December 31, 2021 and 2020, respectively.

Twelve months ended December 31, 2021 Financial Results

Total Detection and Therapy revenue for the year ended December 31, 2021, was $33.6 million, an increase of $3.9 million, or 13.3%, as compared to the same period of 2020, reflecting a 12.1% increase in product revenue, and a 15.3% increase in service and supplies revenue.

In $000’s

	Twelve months ended December 31,
	2021	2020	$ Change	% Change
Product revenue	$21,191	$18,903	$2,288	12.1%
Service revenue	12,447	10,795	1,652	15.3%

Total Revenue	$33,638	$29,698	$3,940	13.3%

Cancer Detection revenue for the year ended December 31, 2021, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, remained relatively consistent at $22 million, as compared to the same period of 2020.

Therapy revenue for the year ended December 31, 2021, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, increased by $3.9 million, or 50.9%, as compared to the same period of 2020.

In $000’s

	Twelve months ended December 31,
	2021	2020	$ Change	% Change
Detection revenue
Product revenue	$15,661	$16,291	$(630)	(3.9)%
Service revenue	6,358	5,706	652	11.4%

Detection Revenue	$22,019	$21,997	$22	0.1%

Therapy revenue
Product revenue	$5,530	$2,612	$2,918	111.7%
Service revenue	6,089	5,089	1,000	19.7%

Therapy Revenue	$11,619	$7,701	$3,918	50.9%

Total Revenue	$33,638	$29,698	$3,940	13.3%

Gross Profit: Gross profit for the year ended December 31, 2021 was $24.2 million, or 72.1% of revenue, as compared to $21.4 million, or 71.9% of revenue, in the same period of 2020.

Operating Expenses: Total operating expenses for the year ended December 31, 2021 were $35.0 million, an increase of $4.3 million or 13.8%, compared to $30.7 million in the same period of 2020.

GAAP Net Loss: Net loss for the year ended December 31, 2021, was ($11.2) million, or ($0.45) per diluted share, as compared to a net loss of ($17.6) million, or ($0.80) per diluted share, for the same period of 2020.

Non-GAAP Adjusted Net Loss: Non-GAAP adjusted net loss, a non-GAAP financial measure as defined below, for the year ended December 31, 2021, was ($10.7) million, or ($0.43) per diluted share, as compared to a Non-GAAP adjusted net loss of ($9.5) million, or ($0.43) per diluted share, for the same period of 2020. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the years ended December 31, 2021 and 2020, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the year ended December 31, 2021, was a loss of ($7.3) million, a $1.5 million increase compared to the year ended December 31, 2020, non-GAAP adjusted EBITDA loss of ($5.7) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the years ended December 31, 2021 and 2020, respectively.

Cash and Cash Equivalents: As of December 31, 2021, the Company had cash and cash equivalents of $34.3 million, compared to cash and cash equivalents of $27.2 million at December 31, 2020.

Conference Call

Monday, February 28th @ 4:30pmET

Domestic:	877-407-0784
International:	201-689-8560
Conference ID:	13726987
Webcast:	https://themediaframe.com/mediaframe/webcast.html?webcastid=ELUrpENc

Financial Information included in this Press Release

Financial information included herein is not audited. The Company’s audited financial statements will be included in its Annual Report on Form 10K for the year ended December 31, 2021 that will be filed shortly with the Securities and Exchange Commission. As the Company and its accountants complete the preparation and the audit of its financial statements to be included in the Annual Report on Form 10-K, there may be adjustments or revisions to the information provided in this press release.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expected benefits of ProFound AI®, the benefits of the Company’s products, external factors affecting the market for our products, behavior of clients and prospective clients, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Inquiries:

iCAD Investor Relations

ir@icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	December 31,
Assets	2021	2020
Current assets:
Cash and cash equivalents	$34,282	$27,186
Trade accounts receivable, net of allowance for doubtful accounts of $268 in 2021 and $111 in 2020	8,891	10,027
Inventory, net	4,171	3,144
Prepaid expenses and other current assets	2,962	1,945

Total current assets	50,306	42,302

Property and equipment, net of accumulated depreciation and amortization of $7,106 in 2021 and $6,778 in 2020	882	744
Operating lease assets	1,059	1,758
Other assets	899	1,527
Intangible assets, net of accumulated amortization of $8,724 in 2021 and $8,494 in 2020	683	889
Goodwill	8,362	8,362

Total assets	$62,191	$55,582

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,779	$2,869
Accrued and other expenses	5,642	7,039
Lease payable - current portion	889	726
Deferred revenue	5,652	6,117

Total current liabilities	14,962	16,751

Notes payable, long-term portion	—	6,960
Lease payable - long-term portion	266	1,075
Deferred revenue, long-term portion	441	267
Deferred tax	5	4

Total Liabilities	15,674	25,057

Stockholders’ Equity:
Preferred stock, $ 0.01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $0.01 par value: authorized 60,000,000 shares; issued 25,326,086 in 2021 and 23,694,406 in 2020; Outstanding 25,140,255 in 2021 and 23,508,575 in 2020	253	236
Additional paid-in capital	300,859	273,639
Accumulated deficit	(253,180)	(241,935)
Treasury stock at cost, 185,831 shares in 2021 and 2020	(1,415)	(1,415)

Total Stockholders’ Equity	46,517	30,525

Total Liabilities and Stockholders’ Equity	$62,191	$55,582

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Products	$4,762	$7,683	$21,191	$18,903
Service and supplies	3,046	2,768	12,447	10,795

Total revenue	7,808	10,451	33,638	29,698
Cost of revenue:
Products	1,061	2,101	5,653	5,000
Service and supplies	963	796	3,425	2,965
Amortization and depreciation	80	92	317	379

Total cost of revenue	2,104	2,989	9,395	8,344

Gross profit	5,704	7,462	24,243	21,354

Operating expenses:
Engineering and product development	2,449	2,176	9,194	8,114
Marketing and sales	4,396	4,094	15,135	13,312
General and administrative	2,945	2,641	10,406	9,117
Amortization and depreciation	62	46	240	199

Total operating expenses	9,852	8,957	34,975	30,742

Loss from operations	(4,148)	(1,495)	(10,732)	(9,388)
Interest expense	—	(116)	(141)	(476)
Loss on fair value of convertible debentures	—	—	—	(7,464)
Loss on extinguishment of debt	—	—	(386)	(341)
Other income	3	12	15	97

Other expense, net	3	(104)	(512)	(8,184)
Loss before income tax expense	(4,145)	(1,599)	(11,244)	(17,572)

Tax expense	(1)	(4)	(1)	(38)

Net loss and comprehensive loss	$(4,146)	$(1,603)	$(11,245)	$(17,610)

Net loss per share:
Basic	$(0.17)	$(0.07)	$(0.45)	$(0.80)

Diluted	$(0.17)	$(0.07)	$(0.45)	$(0.80)

Weighted average number of shares used in computing loss per share:
Basic	25,125	23,072	24,778	22,140

Diluted	25,125	23,072	24,778	22,140

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the twelve months ended December 31,
	2021	2020
Cash flow from operating activities:
Net loss	$(11,245)	$(17,610)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	230	309
Depreciation	327	268
Bad debt provision	167	94
Stock-based compensation expense	2,783	2,844
Amortization of debt discount and debt costs	17	78
Change in fair value of convertible debentures	—	7,464
Deferred tax	1	1
Loss on disposal of assets	97	—
Loss on extinguishment of debt	386	341
Changes in operating assets and liabilities
Accounts receivable	969	(302)
Inventory	(1,027)	(533)
Prepaid and other current assets	391	(1,390)
Accounts payable	(90)	878
Accrued expenses	(2,123)	(207)
Deferred revenue	(291)	780

Total adjustments	1,837	10,625

Net cash used for operating activities	(9,408)	(6,985)

Cash flow from investing activities:
Additions to patents, technology and other	(24)	(13)
Additions to property and equipment	(563)	(461)

Net cash used for investing activities	(587)	(474)

Cash flow from financing activities:
Issuance of common stock pursuant to stock option plans	1,027	729
Issuance of common stock pursuant to Employee Stock Purchase Plan	257	266
Taxes paid related to restricted stock issuance	(59)	(225)
Principal repayment of notes payable	(7,363)	(4,638)
Proceeds from Line of Credit	—	775
Repayment to Line of Credit	—	(2,775)
Proceeds from debt financing	—	6,957
Debt issuance costs	—	(42)
Proceeds from issuance of common stock, net	23,229	18,285

Net cash provided by financing activities	17,091	19,332

Increase in cash and equivalents	7,096	11,873
Cash and equivalents, beginning of period	27186	15,313

Cash and equivalents, end of period	$34,282	$27,186

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP Net Loss	$(4,146)	$(1,603)	$(11,245)	$(17,610)
Interest Expense	—	116	141	476
Other income	(3)	(12)	(15)	(97)
Stock Compensation	681	286	2,783	2,828
Depreciation	85	62	327	269
Amortization	54	76	230	310
Tax expense	1	4	1	38
Severance and Furlough	25	35	25	224
Cares Credit	—	—	—	(283)
Loss on extinguishment of debt	—	—	386	341
Loss of fair value of convertble debentures	—	—	—	7,464
Litigation related	—	104	117	322

Non-GAAP Adjusted EBITDA	$(3,303)	$(932)	$(7,250)	$(5,718)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP Net Loss	$(4,146)	$(1,603)	$(11,245)	$(17,610)
Adjustments to Net Loss:
Severance and Furlough	25	67	25	256
Cares Credit	—	—	—	(283)
Loss from extinguishment of debt	—	—	386	341
Litigation related	—	104	117	322
Loss of fair value of convertble debentures	—	—	—	7,464

Non-GAAP Adjusted Net Loss	$(4,121)	$(1,432)	$(10,717)	$(9,510)

Net Loss per share
GAAP Net Loss per share	$(0.17)	$(0.07)	$(0.45)	$(0.80)
Adjustments to Net Loss (as detailed above)	—	0.01	0.02	0.37

Non-GAAP Adjusted Net Loss per share	$(0.17)	$(0.06)	$(0.43)	$(0.43)